SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-A





                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
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             (Exact name of registrant as specified in its charter)



            Delaware                                   Applied For
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


2900 Texas Avenue, Bryan, Texas                           77802
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act.


                                      None
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                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock par value $.01 per share
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock", "Dividend Policy" and "Market Information" in the Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 (Registration Number 333-28179) which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and By-laws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" in the Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 referenced above.


Item 2.  Exhibits.

         1. Pre-Effective Amendment No. Two to Registration Statement on Form S-1 (Registration Number 333-28179) dated October 31, 1997 is hereby incorporated by reference.

         2. Certificate of Incorporation, filed as Exhibit 3.1 to Registration Statement on Form S-1 (Registration Number 333-28179) dated May 30, 1997 is hereby incorporated by reference.

         3. Bylaws, filed as Exhibit 3.2 to Registration Statement on Form S-1 (Registration Number 333-28179) dated May 30, 1997 is hereby incorporated by reference.

         4. Specimen Stock Certificate, filed as exhibit 4.1 to Pre-Effective Amendment No. One to Registration Statement on Form S-1 (Registration Number 333-28179) dated October 1, 1997 is hereby incorporated by reference.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY



Date: November 6, 1997            By:       /s/ J. Stanley Stephen
      ----------------                     -----------------------
                                           J. Stanley Stephen
                                           President and Chief Executive Officer